Exhibit 23


                         CROUCH,  BIERWOLF & CHISHOLM
                         Certified Public Accountants
                         50 West Broadway, Suite 1130
                          Salt Lake City, Utah 84101
                            Office (801) 363-1175
                              Fax (801) 363-0615


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the use of our report dated January 31, 2000, in their S-1 Registration for the period ended December 31, 1999 for Pacific Webworks, Inc.

                                      /s/ Crouch, Bierwolf & Chisholm

                                          Crouch, Bierwolf & Chisholm

Salt Lake City, Utah
May 19, 2000